UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported): June 11, 2026

Stagwell Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65

New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 11, 2026, Stagwell Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The stockholders considered three proposals as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2026. The final results of the voting on each matter submitted to stockholders at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors. The stockholders elected the nominees for director by the votes shown below, each to hold office until the Company’s 2027 annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes
Charlene Barshefsky	217,515,139	43,558	14,422,406
Bradley J. Gross	217,432,516	126,181	14,422,406
Wade Oosterman	217,255,644	303,053	14,422,406
Mark J. Penn	217,168,601	390,096	14,422,406
Desirée Rogers	216,841,347	717,350	14,422,406
Eli Samaha	217,463,708	94,989	14,422,406
Irwin D. Simon	216,930,933	627,764	14,422,406
Rodney Slater	215,486,273	2,072,424	14,422,406
Brandt Vaughan	217,463,710	94,987	14,422,406

Proposal 2 - Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the 2025 executive compensation of the Company’s named executive officers by the votes shown below.

For	Against	Abstain	Broker Non-Votes
213,503,614	3,763,867	291,216	14,422,406

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the selection of PricewaterhouseCoopers LLP to act as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 by the votes shown below.

For	Against	Abstain
231,947,554	30,140	3,409

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026

Stagwell Inc.

By:	/s/ Edmund D. Graff
Name: Edmund D. Graff
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary